                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                    The Securities and Exchange Act of 1934



      Date of Report (Date of earliest event reported): December 22, 2000
                                                       ------------------

                       Home Security International, Inc.
                       ---------------------------------
             (Exact name of registrant as specified in its charter)



             Delaware                      001-14502              98-0169495
-----------------------------------       ------------       -------------------
   (State or other jurisdiction           (Commission         (I.R.S. Employer
         of incorporation)                File number)       Identification No.)


          Unit 3, 167 Prospect Highway
           Seven Hills, NSW Australia                         2147
    ----------------------------------------               ----------
    (Address of principal executive offices)               (Zip Code)



   Registrant's telephone number, including area code:  (011) (612) 9936-2424
                                                        ---------------------



        Level 7, 77 Pacific Highway, North Sydney, NSW Australia, 2060
        --------------------------------------------------------------
          Former name or former address, if changed since last report

Item 2.  Acquisition or Disposition of Assets.
         -------------------------------------

          On December 22, Home Security International, Inc. ("HSI" or the "Company") announced that it had completed the sale of 49% of its subsidiary, Ness Security Products Pty Limited ("Ness") to HIH Insurance ("HIH") for current cash consideration of $9.5 million ($AUD17.5 million). A deposit of approximately $2.44 million ($AUD4.5 million) was paid by HIH Insurances to the Company on September, 29 2000 in relation to the sale. The Company has agreed to use the remainder of the sales proceeds to repay $7 million ($AUD13 million) to HIH in relation to the (i) FAI Insurances Limited note representing vendor financing for the Company's purchase of FAI Finance Corporation Pty Limited in 1997; and (ii) short term finance provided by HIH in May, 2000. Furthermore, in connection with the sale, HIH has agreed to provide the Company with additional funds of $1.4 million ($AUD2.5 million) by June 30, 2001.

Item 7.   Exhibits.
          --------

          (c) Exhibits. The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

99.1  Company Press Release dated December 22, 2000.

                       HOME SECURITY INTERNATIONAL, INC.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this 8-K report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          HOME SECURITY INTERNATIONAL, INC.

                          By: /s/Terrence Youngman
                              --------------------
                                 Terrence Youngman
                                 President



Dated: January 4, 2001